UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2022

Yong Bai Chao New Retail Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-206764	20-3626387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 3205-3209, South Building, No.3, Intelligence Industrial Park, No.39 Hulan West Road, Baoshan District, Shanghai, China
(Address of Principal Executive Offices)

+86-135-8568-1065

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2022, Yanying Tang resigned from the Chief Financial Officer position of Yong Bai Chao New Retail Corporation (the “Company”), effective on February 11, 2022. Ms. Tang did not advise the Company of any disagreement with the Company on any matter relating to its operation, policies, or practices.

On May 26, 2022, the Board of Directors of the Company appointed Min Zhang, age 40, as the new Chief Financial Officer to fill the vacancy created by Ms. Tang’s resignation. There are no arrangements or understandings between Mr. Zhang and any other persons pursuant to which he was selected as the Chief Financial Officer. There are no family relationships between Mr. Zhang and any director or executive officer of the Company, and Mr. Zhang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Registration S-K.

Mr. Zhang joined Yong Bai Chao New Retail (Shenzhen) Co., Ltd. in March 2022 as the Chief Financial Officer and later the Company in May 2022 as the Chief Financial Officer of the Company. Prior to joining the Company, Mr. Zhang was an Audit Director at Enesoon Group from March 2020 to March 2022. Mr. Zhang was an Assistant of Chief Financial Officer and a Manager of Financial Management Department at Shenzhen Harxon Corporation from December 2014 to February 2020. Mr. Zhang obtained his Bachelor’s degree in Economics from Nanchang University in July 2005. He has the accounting practice license of Mid-Level Accountant in People’s Republic of China and the U.S. Certified Management Accountant.

On March 28, 2022, Luzhen Zhu resigned from the Secretary of the Board of Directors position of the Company, effective on March 28, 2022. Ms. Zhu did not advise the Company of any disagreement with the Company on any matter relating to its operation, policies, or practices.

On May 26, 2022, the Board of the Company appointed Jianbao Huang, age 34, as the new Secretary of the Board of Directors to fill the vacancy created by Ms. Zhu’s resignation. There are no arrangements or understandings between Mr. Huang and any other persons pursuant to which he was selected as a Secretary of the Board of Directors. There are no family relationships between Mr. Huang and any director or executive officer of the Company, and Mr. Huang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Registration S-K.

Mr. Huang has been engaged in equity investment, financing, and Mergers & Acquisition since 2013. Mr. Huang joined Yong Bai Chao New Retail (Shenzhen) Ltd. in April 2022 and the Company in May 2022. Previously, Mr. Huang was an Investment Director at Junqi Capital Management (Shenzhen) Co., Ltd. from November 2021 to April 2022. Prior to that, Mr. Huang was an Investment Director at Shenzhen Yibai Network Technology Co., Ltd. from March 2021 to August 2021. Mr. Huang was also an Investment Director at EEKA Fashion Holdings Limited from September 2018 to March 2021. Before that, he was an Investment Director at Qianhai Yixin (Shenzhen) Asset Management Co., Ltd. from March 2017 to September 2018. Mr. Huang also worked at Oriental Wise Asset Management Co. Ltd. as a Project Manager from December 2014 to March 2017. Mr. Huang graduated from Northwest Minzu University with a Bachelor degree in Law in 2013. Mr. Huang holds the Certificate of Board of Directors of Shenzhen Securities Exchange, China Securities Practice Qualification Certificate, China Equity Practice Qualification Certificate, China Fund Practice Qualification Certificate, and International Accountant Certificate.

On May 25, 2022, Daquan Ma resigned from the Independent Director position of the Board, effective on May 25, 2022. Mr. Ma did not advise the Company of any disagreement with the Company on any matter relating to its operation, policies, or practices.

On May 26, 2022, the Board of Directors of the Company appointed Yanying Feng, age 37, as the new Independent Director to fill the vacancy created by Mr. Ma’s resignation. There are no arrangements or understandings between Ms. Feng and any other persons pursuant to which she was selected as an Independent Director. There are no family relationships between Ms. Feng and any director or executive officer of the Company, and Ms. Feng has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Registration S-K.

Ms. Feng is currently an attorney at Guangdong Junyan Law Firm, and she has been working at Guangdong Junyan Law Firm since November 2013. Ms. Feng has been practicing law for more than 12 years. Her primary practice areas include cross-border investments and commercial disputes. Ms. Feng obtained her Master degree in Civil and Commercial Law from Macau University of Science and Technology in 2009 and obtained her Bachelor degree in Law from Guangdong University of Finance and Economics in 2007. Ms. Feng holds People’s Republic of China Attorney Practice Certificate, Certificate of Qualification of Independent Director at Shenzhen Securities Exchange, and China Certificate of Qualification of Fund Practice. Ms. Feng is also a member of the Pioneer Talent Pool of Guangdong Foreign Practice Attorneys.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YONG BAI CHAO NEW RETAIL CORPORATION

Date: May 27, 2022	By:	/s/ Fei Wang
Fei Wang
Chief Executive Officer

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